UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):     February 9, 2009 (February 3, 2009)

Crawford & Company

(Exact Name of Registrant as Specified in Its Charter) Georgia

Georgia	1-10356	58-0506554
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1001 Summit Blvd, N.E., Atlanta, Georgia 30319

(Address, Including Zip Code, of Principal Executive Offices)

(404) 256-0830

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2009, and effective as of that date, Crawford & Company (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Thomas W. Crawford, chairman of the board of directors (the “Board”) of the Company. Pursuant to the Employment Agreement, Mr. Crawford agreed to remain as the Company’s chairman of the Board until December 31, 2009, at which time he will step down from that position. Through December 31, 2009, Mr. Crawford has also agreed to provide services as may be requested by the Company, for which he will receive compensation of $1,500 per day, and will be entitled to participate in the Company’s medical and dental programs. The Employment Agreement supersedes and replaces Mr. Crawford’s Change of Control and Severance Agreement dated February 1, 2005.

The foregoing summary is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.

Also on February 3, 2009, the Board elected Charles H. Ogburn as a director of the Company. Mr. Ogburn is an executive director at the international investment firm Arcapita Inc. where he is responsible for Arcapita’s corporate investment line of business. Prior to joining Arcapita, Mr. Ogburn spent more than fifteen years in the investment banking industry.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Number	Name

10.1	Employment Agreement by and between the Company and Thomas W. Crawford, dated February 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRAWFORD & COMPANY

By:	/s/ ALLEN W. NELSON
Name: Title:	Allen W. Nelson Executive Vice President-General Counsel & Corporate Secretary

Date: February 9, 2009

EXHIBIT INDEX

Number	Name

10.1	Employment Agreement by and between the Company and Thomas W. Crawford, dated February 3, 2009.